Graphic Packaging Holding Company Reports Fourth Quarter and Full-Year 2025 Results

2025 Net Sales $8.6 billion, versus $8.8 billion in 2024
2025 Net Income $444 million, versus $658 million in 2024
Waco substantially complete; total projected spend $1.67 billion, $1.58 billion through year-end 2025
Affirming 2026 Adjusted Free Cash Flow target of $700 million to $800 million
Initiated comprehensive review of operations and footprint, and selective review of portfolio

ATLANTA, February 3, 2026 - Graphic Packaging Holding Company (NYSE: GPK) ("Graphic Packaging" or the "Company"), a global leader in sustainable consumer packaging, today reported fourth quarter and full-year 2025 results.

Net Income in fourth quarter 2025 was $71 million, or $0.24 per diluted share, versus $138 million, or $0.46 per diluted share in fourth quarter 2024. Fourth quarter 2025 and 2024 Net Income were impacted by a net charge from non-recurring and special items and amortization of purchased intangibles of $14 million and $41 million, respectively. Excluding non-recurring and special items and amortization of purchased intangibles, Adjusted Net Income for the fourth quarter of 2025 was $85 million, or $0.29 per diluted share, and $179 million, or $0.59 per diluted share in fourth quarter 2024.

Net Income for full-year 2025 was $444 million, or $1.48 per diluted share, versus $658 million, or $2.16 per diluted share for full-year 2024. Full-year 2025 and 2024 Net Income were impacted by a net charge from non-recurring and special items and amortization of purchased intangibles of $95 million and $101 million, respectively. Excluding non-recurring and special items and amortization of purchased intangibles, Adjusted Net Income for full-year 2025 was $539 million, or $1.80 per diluted share, and $759 million, or $2.49 per diluted share for full-year 2024.

Robbert Rietbroek, the Company's President and CEO said, "Consumer affordability created a challenging market for our customers and competitive pressure remains a near-term headwind. As we move into 2026, our priorities are clear: drive operational excellence; deliver exceptional customer service; improve our cost structure; and drive substantial free cash flow to strengthen the balance sheet and return capital to shareholders. I have initiated a comprehensive review of our organization structure, operations, and footprint, and a selective review of our portfolio to ensure that our resources are focused where we can create the greatest value for our shareholders."

Operating Results

Net Sales

Fourth quarter 2025 Net Sales were basically flat at $2,103 million, versus $2,095 million in the same quarter last year. A $32 million decline in sales from packaging operations reflected an approximately 1% decline in price and volume, offset by a $40 million favorable impact from foreign exchange. Innovation Sales Growth in the fourth quarter was $56 million.

Full-year 2025 Net Sales decreased 2% to $8,617 million, versus $8,807 million in the prior year. The decline was driven by a $150 million negative impact from the 2024 divestiture of the Augusta, Georgia bleached paperboard manufacturing facility and related bleached paperboard price and volume declines, and a $97 million net decline in sales from packaging operations, where price declined approximately 1% and volume was flat. Foreign exchange had a $57 million favorable impact. Full-year Innovation Sales Growth was $213 million, or approximately 2.5% of Net Sales.

EBITDA

Fourth quarter EBITDA decreased 19% to $305 million, versus $376 million in the same quarter last year. Excluding the impact of business combinations and other non-recurring and special items, Adjusted EBITDA was $311 million versus $404 million in the same quarter last year. The $93 million decline in Adjusted EBITDA was driven primarily by the impact of lower packaging price and volume, commodity and non-commodity costs, and negative Net Performance as a result of decisions taken to curtail production to reduce inventory, partially offset by an $8 million favorable foreign exchange impact. Fourth quarter Adjusted EBITDA Margin was 14.8% in 2025, and 19.3% in 2024.

Full-year EBITDA decreased 20% to $1,342 million, versus $1,677 million in the prior year. Excluding the impact of business combinations and other non-recurring and special items, Adjusted EBITDA was $1,395 million versus $1,682 million in the prior year. The $287 million decline in Adjusted EBITDA was driven primarily by the impact of lower packaging price and volume-related issues, commodity and non-commodity costs, and the 2024 divestiture of the Augusta, Georgia bleached paperboard manufacturing facility and related bleached paperboard price and volume declines ($30 million), partially offset by positive Net Performance and a $13 million favorable foreign exchange impact. Full-year Adjusted EBITDA Margin was 16.2% in 2025, and 19.1% in 2024.

Other Results

Total Debt (Long-Term, Short-Term and Current Portion) was $5,592 million for full-year 2025 compared to $5,209 million for full-year 2024. Net Debt (Total Debt less Cash and Cash Equivalents) was $5,331 million for full-year 2025 compared to $5,052 million for full-year 2024. The Company's 2025 Net Leverage Ratio was 3.8x compared to 3.0x for full-year 2024.

Capital expenditures in fourth quarter 2025 were $127 million, versus $310 million in the same quarter last year. Capital expenditures for full-year 2025 were $935 million, versus $1,203 million in the prior year. The Waco, Texas greenfield recycled paperboard manufacturing facility is substantially complete. Total costs for the project are expected to be approximately $1.67 billion, including approximately $80 million of capitalized interest. Waco project spending through the end of 2025 totaled $1.58 billion.

The Company returned approximately $281 million to stockholders during the twelve months of 2025 through regular dividends and share repurchase activity. Year-to-date, the Company repurchased approximately 6.8 million shares of common stock for $150 million, and has reduced net shares outstanding by approximately 2.3%. Regular dividends declared were $33 million for the fourth quarter and $131 million for the full year 2025.

2026 Annual Guidance and Commentary

The Company currently expects 2026 Net Sales, Adjusted EBITDA, and Adjusted EPS of $8.4 billion to $8.6 billion, $1.05 billion to $1.25 billion, and $0.75 to $1.15, respectively. The decline in expected Adjusted EBITDA reflects a $130 million negative impact from actions taken to reduce inventory and generate free cash flow, an approximately $100 million accrual (non-cash in 2026) for a return to more normal incentive compensation, January weather and production impacts, and other largely offsetting operating items.

The Company continues to expect 2026 Adjusted Free Cash Flow in the range of $700 million to $800 million, and 2026 capital spending of approximately $450 million.

Innovation Sales Growth, Net Performance and Non-GAAP Reconciliations

We define Innovation Sales Growth as incremental sales of a product that delivers a significant change in materials used, package functionality or design to a new or existing customer. We define Net Performance as the impact of cost and productivity initiatives, production efficiencies and/or disruptions, and other operating impacts. A tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted EPS, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Debt and Net Leverage is attached to this release.

Earnings Call

The Company will host a conference call at 10:00 a.m. ET today (February 3, 2026) to discuss the results of fourth quarter and full-year 2025. The conference call will be webcast and can be accessed from the Investors website at https://investors.graphicpkg.com. Participants may also listen via telephone by using the following dial-in numbers:

Toll-Free: 888-506-0062
International: 973-528-0011
Participant Access Code: 492614
Investors: Investor.Relations@graphicpkg.com
Media: Comms@graphicpkg.com

Forward Looking Statements

Any statements of the Company's expectations in this press release, including, but not limited to volume and cash generation increases, 2026 Net Sales, Adjusted EBITDA and Adjusted Earnings per Diluted Share guidance, impact of actions taken to reduce inventory and generate free cash flow, 2026 Adjusted Free Cash Flow and capital spending, constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and its present expectations. These risks and uncertainties include, but are not limited to, inflation of and volatility in raw material and energy costs, changes in consumer buying habits and product preferences, competition with other paperboard manufacturers and product substitution, the Company's ability to implement its business strategies, including strategic acquisitions, productivity initiatives, cost reduction plans and integration activities, as well as the Company's debt level, currency movements and other risks of conducting business internationally, the impact of regulatory and litigation matters, including the continued availability of the Company's U.S. federal income tax attributes to offset U.S. federal income taxes and the timing related to the Company's future U.S. federal income tax payments. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law. Additional information regarding these and other risks is contained in the Company's periodic filings with the Securities and Exchange Commission.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE: GPK), headquartered in Atlanta, Georgia, designs and produces consumer packaging made primarily from renewable or recycled materials. An industry leader in innovation, the Company is committed to reducing the environmental footprint of consumer packaging. Graphic Packaging operates a global network of design and manufacturing facilities serving the world's most widely recognized brands in food, beverage, foodservice, household, and other consumer products. Learn more at www.graphicpkg.com.

Graphic Packaging Holding Company
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions, except per share amounts	2025	2024	2025	2024
Net Sales	$2,103	$2,095	$8,617	$8,807
Cost of Sales	1,800	1,642	7,015	6,845
Selling, General and Administrative	141	171	704	774
Other Expense, Net	12	15	53	64
Business Combinations, Exit Activities and Other Special Items, Net	(6)	28	41	5
Income from Operations	156	239	804	1,119
Nonoperating Pension and Postretirement Benefit Expense	(1)	(1)	(2)	(3)
Interest Expense, Net	(63)	(53)	(220)	(230)
Income before Income Taxes and Equity Income of Unconsolidated Entity	92	185	582	886
Income Tax Expense	(21)	(47)	(139)	(229)
Income before Equity Income of Unconsolidated Entity	71	138	443	657
Equity Income of Unconsolidated Entity	—	—	1	1
Net Income	$71	$138	$444	$658

Net Income Per Share - Basic	$0.24	$0.46	$1.48	$2.16
Net Income Per Share - Diluted	$0.24	$0.46	$1.48	$2.16

Weighted Average Number of Shares Outstanding - Basic	296.6	301.5	299.3	304.0
Weighted Average Number of Shares Outstanding - Diluted	296.9	302.7	299.8	305.1

Graphic Packaging Holding Company
Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except share and per share amounts	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and Cash Equivalents	$261	$157
Receivables, Net	760	759
Inventories, Net	1,753	1,754
Assets Held for Sale	10	15
Other Current Assets	126	99
Total Current Assets	2,910	2,784
Property, Plant and Equipment, Net	5,682	5,258
Goodwill	2,065	1,993
Intangible Assets, Net	670	667
Other Assets	448	442
Total Assets	$11,775	$11,144

Liabilities
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$549	$39
Accounts Payable	1,027	1,116
Other Accrued Liabilities	665	748
Total Current Liabilities	2,241	1,903
Long-Term Debt	5,022	5,145
Deferred Income Tax Liabilities	688	613
Other Noncurrent Liabilities	487	470

Shareholders' Equity
Preferred Stock, par value $0.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $0.01 per share; 1,000,000,000 shares authorized; 295,128,049 and 300,163,372 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	3	3
Capital in Excess of Par Value	1,981	2,054
Retained Earnings	1,614	1,410
Accumulated Other Comprehensive Loss	(262)	(455)
Total Graphic Packaging Holding Company Shareholders' Equity	3,336	3,012
Noncontrolling Interest	1	1
Total Equity	3,337	3,013
Total Liabilities and Shareholders' Equity	$11,775	$11,144

Graphic Packaging Holding Company
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
In millions	2025	2024
Cash Flows from Operating Activities:
Net Income	$444	$658

Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	536	557
Amortization of Deferred Debt Issuance Costs	6	6
Deferred Income Taxes	107	(119)
Amount of Postretirement Expense Less Than Funding	(5)	(3)
Gain on Disposal of Business	—	(75)
Share-Based Compensation Expense	2	62
Other, Net	(36)	23
Changes in Operating Assets and Liabilities	(200)	(269)
Net Cash Provided by Operating Activities	854	840

Cash Flows from Investing Activities:
Capital Spending	(935)	(1,203)
Acquisition of Businesses	(29)	—
Proceeds from the Sale of Business and Properties	45	711
Beneficial Interest on Sold Receivables	275	250
Beneficial Interest Obtained in Exchange for Proceeds	(104)	(98)
Other, Net	3	(2)
Net Cash Used in Investing Activities	(745)	(342)

Cash Flows from Financing Activities:
Repurchase of Common Stock	(150)	(200)
Payments on Debt	(14)	(23)
Proceeds from Issuance of Debt	99	750
Retirement of Long-Term debt	—	(700)
Borrowings under Revolving Credit Facilities	3,397	4,584
Payments on Revolving Credit Facilities	(3,171)	(4,747)
Debt Issuance Costs	(2)	(9)
Repurchase of Common Stock related to Share-Based Payments	(34)	(25)
Dividends Paid	(128)	(122)
Other, Net	(15)	3
Net Cash Used in Financing Activities	(18)	(489)
Increase in Cash and Cash Equivalents, including cash classified within assets held for sale	91	9
Less: Cash reclassified to Assets Held for Sale	—	1
Effect of Exchange Rate Changes on Cash	13	(15)
Net Increase (Decrease) in Cash and Cash Equivalents	104	(5)
Cash and Cash Equivalents at Beginning of Year	157	162
Cash and Cash Equivalents at End of Year	$261	$157

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures

The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, depreciation and amortization, including pension amortization ("EBITDA"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, Net Leverage Ratio, and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, facility shutdowns, non-recurring and other special items. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio, are financial measures not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"), and are not measures of net income, operating income, operating performance, liquidity or net sales presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Net Cash Provided by Operating Activities, Adjusted Cash Flow, and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions, except per share amounts	2025	2024	2025	2024
Net Income	$71	$138	$444	$658
Add (Subtract):
Income Tax Expense	21	47	139	229
Equity Income of Unconsolidated Entity	—	—	(1)	(1)
Interest Expense, Net	63	53	220	230
Depreciation and Amortization	150	138	540	561
EBITDA	305	376	1,342	1,677
(Gains) Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	(6)	28	41	5
Other Non-Recurring Items(a)	12	—	12	—
Adjusted EBITDA	$311	$404	$1,395	$1,682

Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	14.8%	19.3%	16.2%	19.1%

Net Income	$71	$138	$444	$658
(Gains) Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	(6)	28	41	5
Other Non-Recurring Items(a)	12	—	12	—
Accelerated Depreciation Related to Exit Activities	2	3	11	20
Amortization Related to Purchased Intangible Assets	16	21	66	82
Tax Impact of Adjustments	(10)	(11)	(35)	(6)
Adjusted Net Income	$85	$179	$539	$759

Adjusted Earnings Per Share - Basic	$0.29	$0.59	$1.80	$2.50
Adjusted Earnings Per Share - Diluted	$0.29	$0.59	$1.80	$2.49
(a) Represents items management believes are not indicative of ongoing operating performance, including CEO severance expense and one-time charges for software licenses related to reduction in usage tied to cost optimization initiatives and write-offs of implementation costs related to software that is no longer in use.

Graphic Packaging Holding Company
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
In millions	December 31, 2025	December 31, 2024	December 31, 2023
Net Income	$444	$658	$723
Add (Subtract):
Income Tax Expense	139	229	210
Equity Income of Unconsolidated Entity	(1)	(1)	(1)
Interest Expense, Net	220	230	239
Depreciation and Amortization	540	561	624
EBITDA	1,342	1,677	1,795
Charges Associated with Business Combinations, Exit Activities and Other Special Items, Net	41	5	81
Other Non-Recurring Items (a)	12	—	—
Adjusted EBITDA	$1,395	$1,682	$1,876

Calculation of Net Debt:	2025	2024	2023
Short-Term Debt and Current Portion of Long-Term Debt	$549	$39	$764
Long-Term Debt (b)	5,043	5,170	4,632
Less:
Cash and Cash Equivalents	(261)	(157)	(162)
Net Debt	$5,331	$5,052	$5,234

Net Leverage Ratio (Total Net Debt/Adjusted EBITDA)	3.8	3.0	2.8
(a) Represents items management believes are not indicative of ongoing operating performance, including CEO severance expense and one-time charges for software licenses related to reduction in usage tied to cost optimization initiatives and write-offs of implementation costs related to software that is no longer in use.
(b) Excludes unamortized deferred debt issue costs.

	Twelve Months Ended December 31,
In millions	2025	2024
Net Cash Provided by Operating Activities	$854	$840
Net Cash Receipts from Receivables Sold included in Investing Activities	171	152
Cash Payments Associated with Business Combinations, Exit Activities and Other Special Items, Net	79	184
Adjusted Net Cash Provided by Operating Activities	$1,104	$1,176
Capital Spending	(935)	(1,203)
Adjusted Cash Flow	$169	$(27)